EXHIBIT 11

                       TRAVEL SERVICES INTERNATIONAL, INC.
                 SCHEDULE OF COMPUTATIONS OF EARNINGS PER SHARE

                                                                                                     BASIC            DILUTED
                                                                                                WEIGHTED AVERAGE   WEIGHTED AVERAGE
                                                                                      SHARES         SHARES            SHARES
                                                                                    ----------  ----------------   ----------------
HISTORICAL:
Quarter ended September 30, 1997
  Shares attributable to Auto Europe, accounting acquiror, at beginning of period    1,083,334     1,083,334         1,083,334
  Shares issued in consideration for acquisition of the Pooling Acquisitions         1,997,344     1,997,344         1,997,344
                                                                                    ----------    ----------        ----------
  Shares used in computing earnings per share
    for quarter ended September 30, 1997                                             3,080,678     3,080,678         3,080,678
                                                                                    ==========    ==========        ==========
Quarter ended September 30, 1998
  Shares attributable to Auto Europe, accounting acquiror, at beginning of period    1,083,334     1,083,334         1,083,334
  Shares issued in consideration for acquisition of the Pooling Acquisitions         1,997,344     1,997,344         1,997,344
  Shares issued in consideration for acquisition of Other Founding Companies         2,338,891     2,338,891         2,338,891
  Shares issued to founders and management of TSI                                    2,484,501     2,484,501         2,484,501
  Sold pursuant to the Offering                                                      2,875,000     2,875,000         2,875,000
  Shares issued in consideration for acquisition of Trax Software                       32,985        32,985            32,985
  Shares issued in consideration for acquisition of Diplomat                            21,821        21,821            21,821
  Shares issued in consideration for acquisition of Goldcoast                          163,755       163,755           163,755
  Shares issued in consideration for acquisition of AutoNet                              2,183         2,183             2,183
  Shares issued in consideration for acquisition of Lexington                          283,990       283,990           283,990
  Shares issued in consideration for acquisition of 1-800-CRUISES                       36,546        19,897            19,897
  Shares issued in connection with the secondary stock offering                      2,025,000     1,597,500         1,597,500
  Exercised options                                                                     13,719        13,719            13,719
  Options granted                                                                    1,649,903            --           473,091
                                                                                    ----------    ----------        ----------
  Shares used in computing earnings per share for the
    quarter ended September 30, 1998                                                15,008,972    12,914,920        13,388,011
                                                                                    ==========    ==========        ==========

PRO FORMA:
Quarter ended September 30, 1997
  Shares attributable to Auto Europe, accounting acquiror, at beginning of year            1,083,334                     1,083,334
  Shares issued in consideration for acquisition of the Pooling Acquisitions               1,997,344                     1,997,344
  Shares issued in consideration for acquisition of Other Founding Companies               2,338,891                     2,338,891
  Shares issued to founders and management of TSI                                          2,484,501                     2,484,501
  Sold pursuant to the Offering                                                            2,875,000                     2,875,000
  Shares issued in consideration for acquisition of Lexington                                283,990                       283,990
  Shares related to Lexington                                                                305,111                       305,111
                                                                                          ----------                    ----------
  Shares used in computing earnings per share for
    quarter ended September 30, 1997                                                      11,368,171                    11,368,171
                                                                                          ==========                    ==========


Quarter ended September 30, 1998
  Shares attributable to Auto Europe, accounting acquiror, at beginning of period          1,083,334                     1,083,334
  Shares issued in consideration for acquisition of the Pooling Acquisitions               1,997,344                     1,997,344
  Shares issued in consideration for acquisition of Other Founding Companies               2,338,891                     2,338,891
  Shares issued to founders and management of TSI                                          2,484,501                     2,484,501
  Sold pursuant to the Offering                                                            2,875,000                     2,875,000
  Shares issued in consideration for acquisition of Trax Software                             32,985                        32,985
  Shares issued in consideration for acquisition of Diplomat                                  21,821                        21,821
  Shares issued in consideration for acquisition of Goldcoast                                163,755                       163,755
  Shares issued in consideration for acquisition of Lexington                                283,990                       283,990
  Shares issued in consideration for acquisition of AutoNet                                    2,183                         2,183
  Shares issued in consideration for acquisition of 1-800-CRUISES                             36,546                        19,897
  Shares issued in connection with the secondary stock offering                            2,025,000                     1,597,500
  Exercised options                                                                           14,345                        13,719
  Options granted                                                                          1,649,903                       473,091
                                                                                          ----------                    ----------
  Shares used in computing earnings per share for the
    quarter ended September 30, 1998                                                      15,009,598                    13,388,011
                                                                                          ==========                    ==========